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                                                                    Exhibit 10.1


                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
                         AND LIMITED WAIVER OF DEFAULTS



         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LIMITED WAIVER OF DEFAULTS (this "Amendment") is entered into as of July __, 2003, by and between GUARANTY BUSINESS CREDIT CORPORATION, a Delaware Corporation ("GBCC") and U.S. PLASTIC LUMBER LTD., a Delaware Corporation ("Company"), with respect to the following:

         A. GBCC and Company have entered into that certain Loan and Security Agreement dated as of December 19, 2002 (as amended, restated, modified and supplemented from time to time, including by this Amendment, the "Loan Agreement"). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

         B. As set forth in those certain Notice of Default letters from GBCC to Company dated June 6 and July 10, 2003, one or more Events of Default have occurred and are continuing (the "Existing Defaults").

         C. Company has advised GBCC that: (i) Company intends, on or before October 31, 2003, to sell and transfer (the "Sale") to a third party ("Buyer") certain assets of Company and (ii) the proceeds of the Sale will be applied to, and will be sufficient to, pay in full the Obligations, including the Special Advances (as defined below). For purposes of this Amendment, Obligations other than the Special Advances shall be referred to as the "Other Obligations". The date of the closing of the Sale shall be referred to herein as the "Closing Date" and the documents effecting the Sale shall be referred to as the "Sale Documents".

         D. The Company has asked GBCC to permit certain investors satisfactory to GBCC to participate in the credit facility under the Loan Agreement in order to provide additional working capital and loans to Company.

         E. Company has requested waivers of the Existing Defaults and certain financial covenant defaults and has requested certain amendments to the Loan Agreement, and GBCC has agreed to waive the Existing Defaults, certain financial covenant defaults and amend the Loan Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto agree as follows:

         1. Use of Proceeds from Sale. Company agrees that immediately available funds payable to Company pursuant to the Sale Documents in an amount no less than the amount of the Obligations shall be paid by Buyer directly to GBCC on the Closing Date for application to the Obligations in accordance with the terms of the Loan Agreement. The amount of the Obligations, including the Other Obligations, as of the Closing Date shall be as set forth in a




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certificate of GBCC delivered to Company and Buyer (if Buyer has provided GBCC with its complete contact information prior thereto) one (1) Business Day before the Closing Date. Such certificate shall be binding upon Company absent manifest error.

         2. Closing Date.

                  (a) If the Obligations are not paid in full on or before October 31, 2003, then an Event of Default shall have occurred (a "Sale Default") entitling GBCC to exercise all of its default rights and remedies under the Transaction Documents and at law, including, without limitation, acceleration of the Obligations and termination of the Loan Agreement. The occurrence of a Sale Default (I) shall not be curable by the occurrence of the Sale and/or payment in full of the Obligations after October 31, 2003, and (II) without limiting GBCC's other rights and remedies under the Transaction Documents, shall relieve GBCC of any further obligation under the Transaction Documents to make any further Advances or other financial accommodations whatsoever available to Company, any such further Advances or accommodations by GBCC being in GBCC's sole and absolute discretion.

                  (b) On or before August 31, 2003, Company shall provide GBCC with a fully executed letter of intent for the Sale or draft Sale Documents in form and substance satisfactory to GBCC in its sole discretion providing, among other things, for the payment to GBCC on the Closing Date of net proceeds in an amount sufficient to pay in full all anticipated Obligations as of such date.

         3. Termination of Loan Facility. Without limiting GBCC's rights and remedies under the Loan Agreement, the other Transaction Documents and applicable law, upon the payment in full of the Obligations (whether as a result of the application of the net proceeds of the Sale to the Obligations or otherwise), GBCC shall be relieved of any further obligation under the Transaction Documents to make any further Advances or other financial accommodations whatsoever available to Company. Upon termination of the Loan Agreement and the indefeasible payment in full of the Obligations, GBCC shall, at Company's cost and expense, promptly execute and deliver to Company, authorize the filing of, and/or record with the appropriate governmental authority (in each case as GBCC shall elect) all documents necessary to release all liens against and security interests in the Collateral, including, without limitation, a satisfaction of mortgage with respect to the real property mortgage in favor of GBCC recorded in Marion County, Florida and appropriate UCC-3 termination statements with respect to the Collateral.

         4. Waiver of Existing Defaults; Default Rate of Interest.

                  (a) Company hereby acknowledges that the Existing Defaults have occurred and are continuing, and GBCC hereby waives such Events of Default. The waiver granted in the foregoing sentence is a one-time waiver only, is a waiver only of the Existing Defaults, shall be limited strictly as written and shall not be deemed to constitute a waiver of, or any consent to noncompliance with, any term or provision of this Amendment, the Loan Agreement or any other Transaction Document whether or not similar to the Existing Defaults.





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                  (b) Notwithstanding the waivers contained in this Amendment, interest under the Loan Agreement shall continue to accrue at the Default Rate until the Obligations are paid in full and the Loan Agreement is terminated.

         5. Financial Covenants. From and including May 1, 2003, Company shall not be required to satisfy the financial covenants set forth in Section 7.1 (Tangible Net Worth), Section 7.3 (Senior Debt Service Coverage Ratio) and
Section 7.4 (Total Debt Service Coverage Ratio) of the Loan Agreement, provided that nothing herein shall be construed to relieve Company of any of its financial or other reporting obligations under the Loan Agreement. GBCC hereby waives any Event of Default resulting from Company's failure to satisfy the financial covenants set forth in Section 7.1, Section 7.3 and Section 7.4 of the Loan Agreement from and after May 1, 2003. The waiver granted in the foregoing sentence is a one-time waiver only, is a waiver only of the identified defaults, shall be limited strictly as written and shall not be deemed to constitute a waiver of, or any consent to noncompliance with, any term or provision of this Amendment, the Loan Agreement (other than Sections 7.1, 7.3 and 7.4 thereof) or any other Transaction Document whether or not similar to such defaults.

         6. Special Advance Participant. No later than ten (10) Business Days after the date hereof, Company shall cause one or more investors satisfactory to GBCC (collectively, the "Special Advance Participant") to enter into definitive legal documentation in form and substance satisfactory to GBCC in its sole discretion (the "Junior Participation Agreement") providing for the participation by the Special Advance Participant in the Special Advance Subline (defined below). In addition, the Junior Participation Agreement shall provide, among other things, that:

                  (a) the Special Advances and interest accrued thereon shall not be paid unless and until all Other Obligations have been paid in full; and

                  (b) the Special Advance Participant shall make available to GBCC in immediately available funds, to the account designated from time to time by GBCC, one hundred percent (100%) of all advances requested by Company under the Special Advance Subline.

         7. Special Advance Subline. The Loan Agreement is hereby amended to provide for a subline (the "Special Advance Subline") under the Revolving Facility Limit subject to the following terms and conditions:

                  (a) The amounts advanced by GBCC to Company under the Special Advance Subline (each advance, a "Special Advance" and collectively the "Special Advances") shall be evidenced by a promissory note in favor of GBCC in form and substance satisfactory to GBCC in its sole discretion (the "Special Advance Promissory Note"). The aggregate amount of Special Advances made under the Special Advance Subline shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000). Without limiting the existing representations, warranties and covenants in the Loan Agreement, Company represents, warrants and covenants to GBCC that no proceeds of any Special Advance shall be paid by Company to, or for the direct benefit of, any Affiliate or insider (as defined in the United States Bankruptcy Code) of Company, provided that, notwithstanding anything to the contrary in the Loan Agreement, Company may advance an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) to




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         U.S. Plastic Lumber Corp. for the sole purpose of the payment of corporate overhead expenses incurred by it in the ordinary course of business.

                  (b) Except as set forth below or otherwise provided in this Amendment, each Special Advance shall be treated in the same manner as a Revolving Loan:

                           (i) Special Advances shall not be subject to the
                  Borrowing Base.

                           (ii) Any request by Company for a Special Advance
                  shall be made in writing to GBCC and to the Special Advance Participant no later than 12:00 PM Pacific time on the Business Day before the Business Day on which Company wishes the Special Advance to be made (the "Funding Date"). Company shall not be required to submit to GBCC a Borrowing Base Certificate in connection with any request for a Special Advance unless written demand therefor is made by GBCC.

                           (iii) A Special Advance, once repaid, may not be
                  reborrowed.

                           (iv) The amount of each Special Advance actually
                  funded shall reduce the P&I Reserve (defined below) in an equal amount dollar for dollar.

                           (v) Provided that in no case shall the Special
                  Advances or interest accrued thereon be paid prior to the payment in full of the Other Obligations, the Special Advances shall be due and payable by Company to GBCC on the earliest to occur of the following:

                           a. A Sale Default;

                           b. The date of the termination of the Loan Agreement;

                           c. The date of the acceleration of the Obligations;
                  and

                           d. The Closing Date.

                           Each of the foregoing events in clauses a. through d. above is referred to herein as an "Acceleration Event". Company shall not repay the Special Advances other than as set forth above in this subparagraph 7(b)(v), and any payment received by GBCC on the Obligations (notwithstanding any designation of such payment as a payment on the Special Advances or otherwise) shall be applied, first, to the Other Obligations until all such Other Obligations have been paid in full and satisfied and, second, to the outstanding amount of the Special Advances and interest accrued thereon.

                           (vi) GBCC's obligation to make any Special Advance to
                  Company shall be subject to the following additional terms and conditions:




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                           a. GBCC shall have no obligation to make any Special
                           Advance to Company unless and until (x) GBCC shall have confirmed that GBCC has received, in immediately available funds, from the Special Advance Participant one hundred percent (100%) of the amount of such Special Advance in accordance with the terms of the Junior Participation Agreement no later than two (2) Business Days after the Funding Date, and (y) one (1) Business Day after the receipt of such funds. If GBCC receives the amount of a Special Advance from the Special Advance Participant after 12:00 PM Pacific time on a Business Day, such amount shall be deemed received on the next Business Day.

                           b. If GBCC receives from the Special Advance
                           Participant some or all of the amount of a requested Special Advance later than two (2) Business Days after the Funding Date, GBCC may, but shall not be required to, make a Special Advance to Company in the amount of the Special Advance or portion thereof actually received by GBCC from the Special Advance Participant.

                           (vii) GBCC shall have no obligation to make any
                  further Special Advances to Company if an Event of Default (other than an Event of Default waived in this Amendment) has occurred and, as a result of such Event of Default, GBCC has ceased making advances to Company under the Loan Agreement, except that GBCC shall continue to make Special Advances to Company in accordance with this Amendment and the other Transaction Documents if:

                           a. such Event of Default is expressly curable pursuant to the Transaction Documents and has been cured as provided therein; or

                           b. the Special Advance requested by Company will be used to cure an Event of Default that is expressly curable pursuant to the Transaction Documents and can be cured by the making of such Special Advance without breaching any other terms of the Loan Agreement or the other Transaction Documents (other than this paragraph 7(b)(vii).

                           (viii) GBCC shall not be responsible for the failure
                  of the Special Advance Participant to make available to GBCC the full amount of the Special Advance in accordance with the terms of this Amendment and the Junior Participation Agreement.


         8. Reserves Against Availability.

                  (a) Without limiting GBCC's rights under the Loan Agreement to establish reserves, Company hereby acknowledges and agrees that GBCC has established a reserve against borrowing availability (the "P&I Reserve") in an amount equal to Eight Hundred Fifty Thousand Dollars ($850,000). Contemporaneously with the making of any



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         Special Advance by GBCC, GBCC shall reduce the amount of the P&I
         Reserve by the amount of such Special Advance, dollar for dollar, in accordance with paragraph 7(b)(iv) above, except that under no circumstances shall the P&I Reserve be reduced below actual principal payments due or to become due (excluding the amount of the Special Advances) and, as reasonably determined by GBCC, estimated interest on the Obligations due or to become due, in each case through October 31, 2003.

                  (b) As of the date hereof, GBCC shall eliminate the existing reserve in the amount of Five Hundred Fifty Thousand Dollars ($550,000) established by GBCC in connection with the Company's outstanding accounts payable.

         9. Minimum Liquidity. Company shall at all times have a sufficient amount of unrestricted, available cash and cash equivalents to meet all of its commitments and liabilities as and when the same come due, taking into account, without limitation, Company's accounts payable, contingent liabilities, bank overdrafts, the Obligations and other Debt of Company and avoidance of any overadvances under the Loan Agreement (after giving effect to any reserves thereunder established by GBCC from time to time).

                  (a) Company shall submit to GBCC on the 15th day (or if such day is not a Business Day, on the first Business Day thereafter) and the last Business Day of each month a certificate in form and substance satisfactory to GBCC executed by an authorized officer of Company providing sufficient information to evaluate Company's compliance with the liquidity covenant set forth in paragraph 9 above.

                  (b) If GBCC determines in its discretion reasonably exercised that Company is not in compliance with the liquidity covenant set forth in paragraph 9 above, an Event of Default shall have occurred and be continuing three (3) Business Days after GBCC provides notice thereof to Company; provided that during such three (3) Business Day period Company may cure such breach of the liquidity covenant and avoid the occurrence of an Event of Default by, subject to the terms of the Loan Agreement and the other Transaction Documents: (i) drawing on the Special Advance Subline in an amount determined by GBCC (the "Cure Amount"); (ii) issuing common shares in consideration for the immediate payment in cash to Company of the Cure Amount; (iii) acquiring unrestricted cash and cash equivalents by obtaining Revolving Loans in accordance with the Loan Agreement in an aggregate amount no less than the Cure Amount; or (iv) otherwise acquiring unrestricted cash and cash equivalents in an aggregate amount no less than the Cure Amount .

         10. Release and Waiver of Claims by Company. For good and valuable consideration, the receipt of which is hereby acknowledged and in consideration of GBCC executing this Amendment, Company does hereby release GBCC and its employees, officers, directors, attorneys and agents from any and all claims, demands, causes of action, now known or unknown, arising out of or related to the Loan Agreement or the transactions connected therewith. Company does hereby warrant and represent that no claims, demands or causes of action, arising out of or related to the Loan Agreement or the transactions connected therewith are now known or suspected to exist.




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         Company intends this release to cover, encompass, release, and extinguish, among other things, all claims and matters which might otherwise be reserved by California Civil Code section 1542, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         11. Effective Date. The obligations of GBCC hereunder shall take effect only upon the satisfaction of the following conditions:

                  (a) Receipt by GBCC of a fully executed original of this Amendment and the Special Advance Promissory Note;

                  (b) Other than the Existing Defaults and the financial covenant defaults specifically referenced in paragraph 5 of this Amendment, no Defaults or Events of Default shall have occurred and be continuing; and

                  (c) GBCC shall have received such other documents, certificates, opinions and information that GBCC shall require, each in form and substance satisfactory to GBCC in its sole discretion.

         12. Miscellaneous.

                  (a) Reference to the Loan Agreement and the Transaction Documents.

                           (i) Except as specifically amended by this Amendment,
                  the Loan Agreement and the other Transaction Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed.

                           (ii) Company hereby warrants and represents to GBCC
                  that there does not exist a Default or an Event of Default other than the Existing Defaults and Company reaffirms, as of the date hereof, that all of the warranties and representations of Company contained in the Loan Agreement and in the other Transaction Documents are true, complete and correct.

                  (b) Events of Default. Any failure to comply with the terms and conditions of this Amendment shall constitute an Event of Default.

                  (c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (d) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.

                  (e) Attorneys' Fees. Company shall pay, on written demand, all fees and costs incurred by GBCC in connection with the negotiation, documentation and execution of this Amendment, including the reasonable fees and expenses of attorneys. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or




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         parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

                  (f) Jury Trial Waiver. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET OR OTHERWISE CONCERNING THIS AMENDMENT.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

                                   U.S. PLASTIC LUMBER LTD., a Delaware
                                   Corporation



                                   By: /s/ MICHAEL D. SCHMIDT
                                      ------------------------------------------
                                   Name: Michael D. Schmidt
                                        ----------------------------------------
                                   Title: Treasurer
                                         ---------------------------------------


                                   GUARANTY BUSINESS CREDIT
                                   CORPORATION, a Delaware Corporation



                                   By:  /s/ Greg Carasik
                                      ------------------------------------------
                                   Name: Greg Carasik
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------



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                  The undersigned hereby consents to and acknowledges the terms and conditions of the foregoing Amendment and agrees that its Continuing Guaranty and each other document executed in favor of GBCC remain in full force and effect.

                                   U.S. PLASTIC LUMBER IP CORPORATION



                                   By: /s/ MICHAEL D. SCHMIDT
                                      ------------------------------------------
                                   Name: Michael D. Schmidt
                                        ----------------------------------------
                                   Title: Treasurer
                                         ---------------------------------------



                                   U.S. PLASTIC LUMBER CORP.



                                   By: /s/ MICHAEL D. SCHMIDT
                                      ------------------------------------------
                                   Name: Michael D. Schmidt
                                        ----------------------------------------
                                   Title: Chief Financial Officer
                                         ---------------------------------------



                                   U.S. PLASTIC LUMBER FINANCE CORPORATION



                                   By: /s/ MICHAEL D. SCHMIDT
                                      ------------------------------------------
                                   Name: Michael D. Schmidt
                                        ----------------------------------------
                                   Title: Treasurer
                                         ---------------------------------------



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